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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-16 (Nos. 2-51894, 2-55664, 2-63470 and 2-75654), (ii)
Form S-8 (Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443,
33-54555, 333-08059, 333-08087, 333-60839, 333-42178 and 333-53908) and (iii)
Form S-3 (Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091,
33-46999, 33-54317, 33-69432, 333-04385, 333-40869, 333-44421, 333-55921,
333-68257, 333-54896, 333-55866 and 333-91257) of Kinder Morgan, Inc. of our
report dated February 14, 2001, except as to the third paragraph in Note 5 which is as of May 2, 2001, relating to the financial statements and financial statement schedule, which appears in this Amendment No. 2 on Form 10-K/A, and of our report dated February 14, 2001 relating to the financial statements of Kinder Morgan Energy Partners, L.P., which are incorporated by reference in this Amendment No. 2 on Form 10-K/A.




/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 2, 2001